UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2011

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, Milwaukee, Wisconsin		53209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Plan Changes

At a meeting held on September 20, 2011 of the Compensation Committee (the "Committee") of the Board of Directors of Johnson Controls, Inc. (the "Company"), the Committee approved the following amendments to the Company’s 2001 Restricted Stock Plan and 2007 Stock Option Plan, all of which were effective immediately:

•The 2001 Restricted Stock Plan was amended to provide that only shares of Company stock issued pursuant to awards under the plan reduce the number of shares available under the plan. Because restricted share unit (RSU) awards are only settled in cash, the effect of the amendment is that RSU awards do not reduce the number of shares available for issuance under the plan.

•The 2007 Stock Option Plan was amended to provide that stock appreciation rights (SARs) under the plan that are settled in cash do not reduce the number of shares available for issuance under the plan.

•The 2001 Restricted Stock Plan and the 2007 Stock Option Plan were amended to give the Committee the authority to approve a definition of "retirement" at the time it grants an equity award that is different from the definition that the respective plan provides.

Except for these amendments, the 2001 Restricted Stock Plan remains in all material respects as described in the Company’s proxy statement filed with the Securities and Exchange Commission on December 4, 2003. Except for these amendments, the 2007 Stock Option Plan remains in all material respects as described in the Company’s proxy statement filed with the Securities and Exchange Commission on December 6, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

September 26, 2011	By:	/s/ Jerome D. Okarma

Name: Jerome D. Okarma
Title: Vice President, Secretary and General Counsel